EXHIBIT 99.1

ASP Isotopes Announces Closing of Public Offering and

Full Exercise of Underwriter’s Option to Purchase Additional Shares

Washington, D.C., November 4, 2024 (GLOBE NEWSWIRE) -- ASP Isotopes Inc. NASDAQ: ASPI ("ASP Isotopes” or the “Company”) today announced the closing of the previously announced underwritten public offering of shares of its common stock.  ASP Isotopes sold 2,754,250 shares of its common stock, which reflects the exercise in full by the underwriter of its option to purchase up to 359,250 additional shares of common stock, at a public offering price of $6.75 per share, less underwriting discounts and commissions.  The total gross proceeds to ASP Isotopes from the offering (before deducting the underwriting discounts and commissions and offering expenses) were $18.6 million.

Canaccord Genuity acted as sole bookrunner for the offering. Cantor Fitzgerald & Co. acted as financial advisor.

The offering was made pursuant to a shelf registration statement on Form S-3 that was previously filed with and declared effective by the Securities and Exchange Commission (“SEC”) and a related registration statement that was filed with the SEC pursuant to Rule 462(b) under the Securities Act of 1933 (and became automatically effective upon filing). This offering was made only by means of a prospectus and a related prospectus supplement. Copies of the final prospectus supplement, dated November 1, 2024, and the accompanying prospectus, dated June 12, 2024, relating to the offering have been filed with the SEC and made available on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering may also be obtained by contacting Canaccord Genuity LLC, Attention: Syndication Department, 1 Post Office Square, 30th Floor, Boston, MA 02109, or by email at prospectus@cgf.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About ASP Isotopes

ASP Isotopes Inc. is a development stage advanced materials company dedicated to the development of technology and processes to produce isotopes for use in multiple industries. The Company employs proprietary technology, the Aerodynamic Separation Process (“ASP technology”). The Company’s initial focus is on producing and commercializing highly enriched isotopes for the healthcare and technology industries. The Company also plans to enrich isotopes for the nuclear energy sector using Quantum Enrichment technology that the Company is developing. The Company has isotope enrichment facilities in Pretoria, South Africa, dedicated to the enrichment of isotopes of elements with a low atomic mass (light isotopes).

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.  The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “hope,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs, including, but not limited to: the impact of general economic, industry or political conditions in the United States or internationally and other important risk factors set forth under the caption “Risk Factors” in the preliminary prospectus relating to the offering, ASP Isotopes’ Annual Report on Form 10-K for the year ended December 31, 2023, and in any other subsequent filings made with the SEC by ASP Isotopes. Any forward-looking statements contained in this press release speak only as of the date hereof, and ASP Isotopes specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Jason Assad– Investor relations

Email: Jassad@aspisotopes.com

Telephone: 561-709-3043